UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Beta Bionics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42491	47-5386878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Hughes

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 427-7785

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBNX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 14, 2026, Beta Bionics, Inc. (the Company, we, our, or us) issued a press release announcing, among other things, clearance by the U.S. Food and Drug Administration (FDA) of Mint, our patch pump, and our submission of a 510(k) application to the FDA for 3D Intelligence, our anticipated next-generation insulin dosing algorithm. A copy of the press release is attached hereto as Exhibit 99.1.

On September 14, 2026, we also made available an updated corporate presentation. A copy of the presentation is attached hereto as Exhibit 99.2.

The information contained under this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in any such filing, unless we expressly set forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.	Other Events.

Mint Approval and Commercial Launch

On September 14, 2026, we announced FDA clearance of Mint, our patch pump featuring a transformative reusable and disposable architecture that does not require recharging, integrates with industry-leading continuous glucose monitors (CGM) and enables smartphone control for iOS and Android users.

We expect to initiate the full commercial launch of Mint in the United States in the first quarter of 2027, and anticipate manufacturing capacity to produce at least 1.5 million total disposable units in the full year 2027.

Mint is expected to launch exclusively through the pharmacy channel, with approximately 40% of insured U.S. lives expected to be able to purchase it using their pharmacy benefit. We anticipate coverage for Mint to increase to at least 50% of insured U.S. lives within the first year of full commercialization as we leverage our market access footprint.

Mint features

•	Transformative, two-piece reusable and disposable architecture

•	Smaller compared to the industry-leading patch pump

•	Seamless disposable patch change process with no phone re-pairing required

•	Firmware-over-the-air updates

•	Limits environmental waste

•	Three days of wear time, with an additional 12-hour grace period

•	200-unit insulin reservoir

•	Never requires recharging

•	Waterproof with an IPX8 rating for up to 5 feet deep for 60 minutes

•	Comprehensive software and digital integration

•	Compatible with industry-leading CGMs: Dexcom G7, Dexcom G7 15 Day, and Abbott’s FreeStyle Libre 3 Plus

•	iOS and Android smartphone controlled

3D Intelligence

Additionally, on September 14, 2026, we announced our submission of a 510(k) application to the FDA for 3D Intelligence, our anticipated next-generation insulin dosing algorithm. 3D Intelligence is designed with three algorithm experiences intended to enable a more customizable treatment approach tailored to each user’s unique insulin requirements:

•	Original – the algorithm currently available with iLet, with proven real-world experience across more than 40,000 users**.

•	Optimized – an enhanced experience that builds on the currently available algorithm and incorporates learnings from our real-world experience with iLet.

•	Conservative – an alternative experience designed to provide a more measured response when correcting high glucose levels.

Subject to regulatory clearance by the FDA, the 3D Intelligence insulin-dosing algorithm is expected to power both iLet 3D and Mint 3D, our investigational next-generation automated insulin delivery (AID) platforms. Commercialization of iLet 3D in the United States is expected by the end of 2026, and commercialization of Mint 3D in the United States is expected to be simultaneous with the full Mint launch in the first quarter of 2027, in each case, subject to regulatory clearance by the FDA.

**	Minor differences in adaptation compared to previous algorithm are not anticipated to have a significant impact on outcomes.

Fully-Closed Loop Algorithm

We are developing a fully-closed loop algorithm and intend to initiate a pivotal trial studying the algorithm in adults with type 1 (T1D) and type 2 (T2D) diabetes in the coming quarters.

iLet Real-World Data Highlights

The iLet is the first insulin delivery device cleared by the FDA to utilize adaptive closed-loop algorithms to autonomously determine every insulin dose without requiring a user to count carbohydrate intake. Based on real-world data from the first two years (5/19/2023–5/18/2025) of iLet usage (the Usage Period) among iLet users with baseline HbA1c data and who uploaded data to us (n=14,952), greater than 84% of iLet users met the American Diabetes Association (ADA) hypoglycemia goals of less than 4% time below 70mg/dL and less than 1% time below 54mg/dL. In addition, overall HbA1c of 8.9% to glucose management indicator (GMI) of 7.3%, or an average reduction of 1.5%, was observed, with a meaningful change regardless of baseline HbA1c. These real-world results are consistent with the investigator-initiated iLet Bionic Pancreas Pivotal Trial, in which an average reduction in HbA1c of 0.6%, from a baseline of 7.9% to 7.3% over 13 weeks was observed.

Improvements in baseline HbA1c have been observed just two days after initiating use of iLet, with an average baseline HbA1c of 8.9% to follow-up GMI on iLet of 7.4% observed among iLet users within the Usage Period who uploaded CGM data to us (n=30,077 sessions), 90% of whom had baseline HbA1c data available.

Similar improvements in GMI have been observed regardless of provider type with an average baseline HbA1c of 8.9% to follow-up GMI on iLet of 7.3% observed from both endocrinology (n=13,566) and primary care (n=1,036) providers of iLet for users within the Usage Period with provider type data available.

We have also observed similar improvements regardless of engagement levels with an average baseline HbA1c of 8.9% to follow-up GMI on iLet of 7.3% for low engagement users (≤ 4 average daily swipes to unlock iLet, n=302) as compared to an average baseline HbA1c of 8.0% to follow-up GMI on iLet of 7.2% for high engagement users (≥ 10 average daily swipes to unlock iLet, n=301) observed in iLet users within the Usage Period.

When analyzing data from iLet users from the 21-day period ending May 18, 2025 with baseline HbA1c data available, we estimate that approximately 16% (n=2,416) use iLet in a fully-closed loop manner (announced <1 meal per day on average during the observation period), with an average of approximately 1 meal announced every three days. During the observation period, these fully-closed loop users achieved approximately 62% time in range on average and approximately 83% meet ADA hypoglycemia goals of less than 4% time below 70mg/dL and less than 1% time below 54mg/dL. Among these users, an average baseline HbA1c of 9.4% to follow-up GMI on iLet of 7.5% was observed. In addition, among a subgroup of these users (n=530) who did not announce a single meal during the observation period, an average baseline HbA1c of 9.4% to follow-up GMI on iLet of 7.4% was observed, with approximately 86% of this subgroup meeting ADA hypoglycemia goals.

Furthermore, based on post-market data (n=2,741, ≥ 4 yrs, Patient Years ~434), 8.1 users had ≥1 severe hypoglycemia event per 100 patient years. This compares to 9.6 users for Control-IQ (n=3,061, ≥ 6 yrs, Patient Years ~3,061)1, an AID, and reported severe hypoglycemia events per 100 patient years in non-AID systems of 121 (n=3,813, ≥ 18 yrs, Patient Years ~3,813)2 and 70 (n=3,827, ≥ 15 yrs, Patient Years ~220)3.

1.

Graham et al. (2024) Real-World Use of Control-IQ Technology Is Associated with a Lower Rate of Severe Hypoglycemia and Diabetic Ketoacidosis Than Historical Data: Results of the Control-IQ Observational (CLIO) Prospective Study. Diabetes Technol Therapy; 26: 24-32.

2.	Kristensen et al. (2012) Insulin analogues and severe hypoglycaemia in type 1 diabetes. Diabetes Res Clin Pract; 96:17-23.

3.	Ostenson et al. (2014) Self-reported non-severe hypoglycaemic events in Europe. Diabetic Medicine; 31:92-101.

Legal Proceedings and Risk Factor Update

On September 4, 2026, a purported stockholder of the Company filed a securities class action against us and certain of our executive officers in the United States District Court for the Central District of California, captioned Holtzman vs. Beta Bionics, Inc. et al., Case No. 2:26-cv-09999. The complaint alleges that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and SEC Rule 10b-5 promulgated thereunder, by making material misstatements or omissions concerning the safety, efficacy, and commercial success of iLet. The complaint seeks, on behalf of the putative class, unspecified damages, pre- and post-judgment interest, attorneys’ fees, expert fees and costs, as well as class certification and such other relief as the court may deem just and proper. We intend to vigorously defend against the claims in this action. Any potential loss arising from this claim is not currently probable or estimable.

The following risk factor supplements, and should be read together with, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because medical device companies have experienced significant stock price volatility in recent years. For example, in September 2026, a purported stockholder of the Company filed a securities class action against us and certain of our executive officers in the United States District Court for the Central District of California, captioned Holtzman vs. Beta Bionics, Inc. et al., Case No. 2:26-cv-09999, alleging violations of certain federal securities laws related to certain statements made with respect to the safety, efficacy and commercial success of iLet. We intend to vigorously defend ourselves in this matter. If we are not successful in defense of these claims or any other claims we may face in the future, we may have to make significant payments to, or other settlements with, our stockholders and their attorneys. Even if such claims are not successful, this litigation has resulted in additional costs to us and this litigation and any other claims we may face in the future could result in further substantial costs and diversion of our management’s attention and resources in the future, which could have a material adverse effect on our business, operating results or financial condition. Additionally, the increase in the cost of directors’ and officers’ liability insurance may cause us to opt for lower overall policy limits or to forgo insurance that we may otherwise rely on to cover significant defense costs, settlements and damages awarded to plaintiffs.

We are highly dependent on the success of our iLet and Mint for the treatment of T1D, which are cleared by the FDA for commercial sale in the United States for the treatment of T1D. If we are unable to obtain and maintain regulatory clearance or approval for planned modifications to the iLet or Mint or for new indications, or for any current or future development-stage products, such as 3D Intelligence, iLet 3D and Mint 3D, or if we are unsuccessful in our efforts to continue to commercialize our cleared products, our business will be materially harmed.

We currently have one commercialized device, the iLet, which is an automated insulin dosing system cleared for the treatment of T1D in adults and children six years of age and older. Our business primarily depends on the successful commercialization of the iLet. In September 2026, we announced FDA clearance of Mint, our patch pump featuring a transformative reusable and disposable architecture, for the treatment of T1D in adults and children six years of age and older, and our expected initiation of full commercialization of Mint in the United States in the first quarter of 2027. We currently have no other products cleared for sale and may never be able to develop other marketable products. Additionally, in September 2026, we announced our submission of a 510(k) application to the FDA for 3D Intelligence, our anticipated next-generation insulin dosing algorithm and, subject to and following regulatory clearance by the FDA, our expectation for 3D Intelligence to power both iLet 3D and Mint 3D, our investigational next-generation automated insulin delivery platforms. Our iLet will require additional clinical development, testing and marketing authorization or regulatory clearance before we are permitted to commercialize it in a bihormonal system for the treatment of T1D or for any future indications we may pursue. Further, as we develop a bihormonal system of the iLet, which is designed to use both insulin and glucagon for the treatment of T1D, we will separately need to develop and obtain approval for our glucagon product candidate as a drug via an NDA submission in order to successfully commercialize our iLet in a bihormonal system. We expect that the bihormonal system will require completion of clinical trials and submission of a 510(k) for both the infusion pump and algorithm. In addition, we expect that the single hormone and bihormonal algorithms will require separate studies to be performed in T1D and T2D populations in order to seek clearance in these patient populations. Our iLet and Mint will also require additional marketing authorization or regulatory clearance before we are permitted to commercialize them with 3D Intelligence as iLet 3D and Mint 3D, respectively. However, there can be no assurance that the FDA will clear the 3D Intelligence or any other application on the anticipated timeline, or at all, that we will ultimately be able to market and commercialize 3D Intelligence, iLet 3D or Mint 3D, or that we will be able to scale our manufacturing processes sufficiently to meet anticipated demand at launch. The future regulatory and commercial success of 3D Intelligence, iLet and Mint, including versions powered by 3D Intelligence, and any other product candidate is subject to a number of risks, including the following:

•	completion of preclinical studies with favorable results;

•	successful enrollment in, and completion of, planned and future clinical trials with favorable results;

•	sufficiency of our financial and other resources to complete the necessary clinical trials and regulatory activities;

•	successful patient enrollment in clinical trials;

•	successful data from our clinical program that supports an acceptable risk-benefit profile in the intended populations;

•

whether we are required by the FDA to conduct additional clinical trials or to modify the design of current or planned trials to support any future application seeking marketing authorization or clearance of the iLet in a bihormonal system for the treatment of T1D or for other indications we may pursue, or seeking initial marketing authorization or clearance for any of our other product candidates;

•	receipt and maintenance of marketing authorizations or clearances from applicable regulatory authorities;

•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity, including for our iLet;

•	making arrangements with third-party manufacturers and ensuring such third-party manufacturers supply sufficient quantities of components of our products and product candidates;

•	scaling up our manufacturing capabilities, for both commercial and clinical supplies of our products and product candidates;

•	entry into collaborations to further the development of capabilities;

•	expanding sales, marketing and distribution capabilities as we continue our commercialization efforts, whether alone or in collaboration with others;

•	successfully launching and driving commercial sales of our existing products and any other product candidate, if authorized for marketing or cleared;

•	acceptance of our products by people with diabetes, the medical community and third-party payors;

•	maintaining a continued acceptable safety profile following marketing authorization or clearance, including in respect of our post-market surveillance order issued by the FDA for our iLet;

•	managing and responding to voluntary or mandatory recalls, including our four open recalls;

•	maintaining regulatory compliance;

•	effectively competing with other treatment options and the availability, perceived advantages, relative cost, relative safety and relative effectiveness of alternative and competing treatments;

•

the emergence of competing technologies and other adverse market developments, and our need to enhance existing products and/or develop new products to maintain market share in response to such competing technologies or market developments;

•	maintaining healthcare coverage and adequate reimbursement from third-party payors;

•	continuing to build and maintain an organization of people who can successfully develop our products; and

•	enforcing and defending intellectual property rights and claims.

Many of these risks are beyond our control, including the risks related to clinical development, the regulatory submission, oversight and review processes, potential threats to our intellectual property rights and the manufacturing, marketing and sales efforts of any future collaborator. If we are not successful in commercializing our iLet or Mint, or in obtaining marketing authorization or clearance for the iLet in its bihormonal system for the treatment of T1D or for the iLet or Mint in other indications, such as T2D, the investigational glucagon product, or any other product candidate, or if we experience delays as a result of any of these risks or otherwise, our business could be materially harmed.

Furthermore, even though we have received clearance for our iLet for insulin-only delivery for the treatment of T1D, any other configuration for the treatment of T1D such as a bihormonal system using both insulin and glucagon or other indications we may pursue for which we receive marketing authorization or clearance may be subject to limitations on the patient populations for which we may market the product. Even if we are able to obtain the requisite financing to continue to fund our development programs, we cannot assure you that we will successfully develop, obtain marketing authorization or clearance for, and commercialize our iLet in its bihormonal system for the treatment of T1D or for any future indication we may pursue, the investigational glucagon product, or any other development-stage products. If we are unable to continue commercializing the iLet or Mint for T1D, or if we are unable to develop, or obtain marketing authorization or clearance for, or, if authorized for marketing or cleared, successfully commercialize the iLet or Mint for the treatment of any future indications, we may not be able to generate sufficient revenue to continue our business.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: our expectations regarding the potential clearance by the FDA, including of 3D Intelligence, and the timing thereof; the implication and potential benefits of the FDA’s clearance of Mint; the timing or certainty of full commercial launch of Mint, iLet 3D and Mint 3D in the United States and related updates; our anticipated manufacturing timeline and capacity of production of Mint at commercial launch and during 2027; the implications and potential benefits of 3D Intelligence, iLet 3D and Mint 3D for people with diabetes; the anticipated specifications and features of 3D Intelligence and Mint 3D; the anticipated coverage for Mint at commercial launch and within the first year of commercialization; the potential benefits, effectiveness, and safety of the iLet, Mint, 3D Intelligence algorithm and other product candidates; and our expectations with regard to the design, results and timing of our research and development efforts, clinical trials and real world use or experience, including the timing and availability of data from such trials and real world use. Words such as “believe,” “anticipate,” “could,” “plan,” “estimate,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on our management’s beliefs as well as assumptions made by and information currently available to us. Such statements reflect our current views with respect to future events and are subject to known and unknown risks and uncertainties, including business, regulatory, economic and competitive risks and uncertainties about us, risks inherent in developing product candidates, our ability to obtain adequate financing to fund our product development and other expenses, our ability to attain regulatory clearance from the FDA on our anticipated timeline, our ability to manufacture and scale production of our products and manage our supply chain, our ability to obtain adequate reimbursement and payer coverage for our products, trends in the industry, our relationships with our existing and future collaboration partners, the legal and regulatory framework for the industry, future expenditures, the potential impacts of global macroeconomic conditions and the outcome of any pending litigation. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause our actual results to differ from current expectations are discussed in our filings with the U.S. Securities and Exchange Commission (the SEC), including our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, as updated by our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026, and other filings that we may make from time to time with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this Current Report on Form 8-K is given. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 14, 2026.

99.2	Beta Bionics, Inc. Corporate Presentation (September 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beta Bionics, Inc.

By:	/s/ Sean Saint
Sean Saint
President and Chief Executive Officer

Dated: September 15, 2026